UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2009
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     Santarus, Inc. (“Santarus”) was notified by Depomed, Inc. (“Depomed”) that on November 9, 2009 Depomed received a Paragraph IV Certification Notice in accordance with 21 U.S.C. § 355(j)(5)(B) from Lupin Limited (“Lupin”) advising Depomed of the filing of an Abbreviated New Drug Application (“ANDA”) with the U.S. Food and Drug Administration (the “FDA”) for a generic version of GLUMETZA® (metformin hydrochloride extended release tablets), 500 mg and 1000 mg. Santarus promotes GLUMETZA prescription products in the U.S., under the terms of an exclusive promotion agreement that Santarus entered into with Depomed in July 2008. Santarus began its promotion of the GLUMETZA products in October 2008.
     Lupin’s certification notice sets forth allegations that the U.S. Patent Nos. 6,340,475; 6,488,962; 6,635,280; and 6,723,340; each of which is listed in the Patent and Exclusivity Information Addendum of the FDA’s publication titled Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the “Orange Book”), are invalid and/or will not be infringed by Lupin’s commercial manufacture, use or sale of the drug products described in Lupin’s ANDA.
     U.S. Patent No. 6,340,475 will expire in 2016, U.S. Patent No. 6,488,962 will expire in 2020, U.S. Patent No. 6,635,280 will expire in 2016 and U.S. Patent No. 6,723,340 will expire in 2021.
     Santarus has been informed by Depomed that it is evaluating the Paragraph IV Certification Notice received from Lupin. Depomed has 45 days to commence a patent infringement lawsuit against Lupin that would automatically stay, or bar, the FDA from approving Lupin’s ANDA for 30 months or until a district court decision that is adverse to Depomed, whichever is earlier.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: November 9, 2009	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and Chief Executive Officer